SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Dialogic Inc.

(Name of Registrant as Specified In Its Charter)

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DIALOGIC INC.

1504 McCarthy Boulevard

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of DIALOGIC INC., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, May 29, 2013 at 10:00 a.m. local time at our executive offices located at 1504 McCarthy Boulevard, Milpitas, California 95035 for the following purposes:

1. To elect the two nominees for director named herein to hold office until the 2016 annual meeting of stockholders and until their successors are elected and qualified.

2. To approve the issuance of the shares of the Company’s common stock issued pursuant to a certain subscription agreement entered into by and among the Company and certain investors on February 7, 2013, as described in the accompanying proxy statement. A copy of the subscription agreement is attached as Appendix A to the accompanying proxy statement.

3. To approve a proposed stock option exchange program that will permit eligible employees, officers and directors to surrender certain outstanding stock options for cancellation in exchange for new stock awards, as described in the accompanying proxy statement.

4. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement.

5. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

6. To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 5, 2013. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Anthony Housefather
Secretary

Milpitas, California

April     , 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting

to Be Held on May 29, 2013 at 1504 McCarthy Boulevard, Milpitas, CA 95035.

The proxy statement and annual report to stockholders are available at

www.edocumentview.com/DLGC

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DIALOGIC INC.

1504 McCarthy Boulevard

Milpitas, California 95035

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2013

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Dialogic Inc., which we sometimes refer to herein as the “Company” or “Dialogic,” is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to mail these proxy materials on or about April 26, 2013 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on May 29, 2013 at 10:00 a.m. local time at our principal executive offices located at 1504 McCarthy Boulevard, Milpitas, California 95035. Directions to the Annual Meeting may be found at www.dialogic.com/contact/. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 5, 2013 will be entitled to vote at the Annual Meeting. On this record date, there were 15,874,315 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 5, 2013 your shares were registered directly in your name with our transfer agent, Computershare Limited, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 5, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Proposal No. 1: Election of two directors to hold office until the 2016 annual meeting of stockholders and until their successors are elected and qualified;

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Proposal No. 2: Approval of the issuance of the shares of our common stock issued pursuant to the subscription agreement we entered into with certain investors on February 7, 2013, or the Subscription Agreement;

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Proposal No. 3: Approval of a stock option exchange program that will permit eligible employees, officers and directors to surrender certain outstanding stock options for cancellation in exchange for new stock awards;

•	Proposal No. 4: Approval, on an advisory basis, of the compensation of the Company’s named executive officers;

•	Proposal No. 5: Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) from outside the United States and Canada, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 28, 2013 to be counted.

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To vote through the Internet, go to www.envisionreports.com/DLGC to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on May 28, 2013 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 5, 2013.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5 without your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all two nominees for director, “For” the issuance of shares of our common stock pursuant to the Subscription Agreement, “For” the proposed stock option exchange program, “For” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and “For” the indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1504 McCarthy Boulevard, Milpitas, California 95035.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2013 to our Corporate Secretary at 1504 McCarthy Boulevard, Milpitas, California 95035. However, if our 2014 annual meeting of stockholders is not held between April 29, 2014 and June 28, 2014, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, the proposal must be received by our Corporate Secretary at 1504 McCarthy Boulevard, Milpitas, California 95035, between January 29, 2014 and February 28, 2014; provided, however, that if our annual meeting of stockholders is not held between April 29, 2014 and June 28, 2014, then the proposal must be received by our Corporate Secretary not earlier than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such annual meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1, votes “For,” “Withhold” and broker non-votes and, for all other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal No. 2, Proposal No. 3, Proposal No. 4, and Proposal No. 5 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the vote total for No. 2 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any other proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, approval of the issuance of shares of our common stock issued pursuant to the Subscription Agreement, must receive “For” votes from the holders of a majority of the votes cast in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

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To be approved, Proposal No. 3, approval of a stock option exchange program, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 4, approval, on an advisory basis, of the compensation of the Company’s named executive officers, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 5, indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 15,874,315 shares outstanding and entitled to vote. Thus, the holders of 7,937,158 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual

Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012 are available at www.edocumentview.com/DLGC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors, or the Board, is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are two directors in the class whose term of office expires at the Annual Meeting. Each of the nominees is currently a director of the Company and has been nominated for election by the Board. Giovani Richard Piasentin was appointed to the Board in June 2012 at the recommendation of Nick DeRoma, Dion Joannou and Pat Jones, all independent directors, and Kevin Cook was appointed to the Board in February 2013. W. Michael West was previously elected by the stockholders. Dion Joannou, Nick Jensen and Rajneesh Vig, were appointed to the Board in 2010 in connection with our business combination with Dialogic Corporation, a British Columbia corporation, in accordance with the terms of an acquisition agreement, dated May 12, 2010, which we refer to herein as the Business Combination. Nick Jensen resigned from the Board in February 2013. Patrick Jones was appointed to the Board in June 2012. Nick DeRoma was appointed to the Board in March 2012. Alex Guira, Hazem Ben-Gacem and Mikael Konnerup were also appointed to the Board in 2010 in connection with the Business Combination; however, Mr. Guira resigned from the Board in June 2012 and Messrs. Ben-Gacem and Konnerup resigned from the Board in April 2012. Ming Him Chan was appointed to the Board in April 2012, but resigned in June 2012. Messrs. DeRoma, Joannou, Piasentin and Vig have agreed to be Board designees of Tennenbaum Capital Partners.

If elected at the Annual Meeting, each of the nominees would serve until the 2016 annual meeting of stockholders and until his successor has been duly elected and qualified, or until the director’s earlier death, resignation or removal. We encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Proxies cannot be voted for more than two persons. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting. The brief biographies below also include information regarding the specific experience, qualifications, attributes or skills that led our Board to determine that the applicable director should serve as a member of our Board as of the date of this proxy statement.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2016 ANNUAL MEETING

Kevin Cook, age 54, has served as a member of the Board since February 2013. Mr. Cook has served as our President and Chief Executive Officer since August 2012. Prior to his current position, Mr. Cook served as our President and Chief Operating Officer from December 2011 until August 2012, Executive Vice President, Worldwide Field Operations from October 2010 to December 2011 and as Dialogic Corporation’s Senior Vice President, Worldwide Sales and Support since October 2008. From January 2005 to August 2008 Mr. Cook served as Vice President, North America at Avaya Inc. and from 2003 to 2004 as Vice-President of Avaya Global Services, a business collaboration and communications solutions company. Mr. Cook has degrees in Business Administration and Communications from the University of Wisconsin. Mr. Cook’s sales and business experience has provided him with operational and industry expertise and this expertise together with his leadership skills are important to the Board.

Giovani Richard Piasentin, age 44, has served as a member of the Board since June 2012. Mr. Piasentin has served as Vice President and Managing Director, U.S. Sales Marketing and Operations for Research In Motion, a wireless communications company, since September 2011. Prior to his current position, he served as Research In Motion’s Global Vice President, Commercial Operations from July 2009 to September 2011. From April to July 2009, he was an advisor to Matlin Patterson, a private equity firm, and he held various positions with Nortel, a multinational telecommunications and data networking equipment manufacturer from 1992 until April 2009, most recently that of Global Vice President, Commercial Operations & Sales Transformation from October 2006 until April 2009. Mr. Piasentin received a B.Sc. in Electrical Engineering from Queen’s University in Ontario and completed the Finance for Senior Leaders Program at the London Business School. Mr. Piasentin’s financial and business experience is important to the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Nick DeRoma, age 67 has served as a member of the Board since March 2012. From August 2009 to December 2011, Mr. DeRoma was Executive Vice President, Chief Legal and Compliance Officer at Alcoa Inc., a multinational aluminum producer. Before joining the executive leadership team at Alcoa, Mr. DeRoma was a self-employed consultant as well as a partner at the executive search firm of Rosenzweig & Company from 2005 to August 2009. Mr. DeRoma also served as the Senior Vice President and Chief Legal Officer at Nortel Networks, a multinational telecommunications and data networking equipment manufacturer, from 1998 to 2005. Earlier, he was employed by IBM, a multinational technology and consulting company, for many years and served in numerous positions, including General Counsel-IBM North America, General Counsel-IBM Europe, Middle East, Africa, and General Counsel-IBM World Trade Asia. Mr. DeRoma holds a B.S in Finance from the University of Connecticut and a J.D. from the William & Mary School of Law. In addition, he is a recipient of an Executive MBA from the Harvard School of Business, Harvard University. Mr. DeRoma’s experience in emerging markets and his strong background in legal and corporate compliance matters are important to the Board.

Rajneesh Vig, age 41, has served as a member of the Board since October 2010 and as a member of board of directors of Dialogic Corporation since 2006. Since January 2011, Mr. Vig has served as a Managing Partner with Tennenbaum Capital Partners, an investment company, where he also served as a Partner from 2009 to 2011 and Managing Director from 2007 to 2009. Prior to joining Tennenbaum, Mr. Vig was a Director in Deutsche Bank’s Global Markets division from June 2006 to October 2006 and a Director in the bank’s Technology Investment Banking group from September 1999 to May 2006. Deutsche Bank is a global banking and financial services company. He also held positions before that at PricewaterhouseCoopers and Arthur Andersen, both multinational professional services firms. Mr. Vig received a B.A. in Economics and Political Science from Connecticut College and earned his MBA in Finance from New York University. He is also a licensed CPA and has successfully completed the CFA program. Mr. Vig’s financial experience and expertise in the debt market are important to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Dion Joannou, age 47, has served as a member of the Board since October 2010 and as a member of the board of directors of Dialogic Corporation since December 2007. He also serves on the board of directors of DuCool Ltd., a leading manufacturer of air treatment solutions, and as an advisor to Towerbrook, a private equity group and one of our principal stockholders. Mr. Joannou previously served in various roles at Nortel Networks, a multinational telecommunications and data networking equipment manufacturer, from 1993 to August 2007, including President of Nortel North America from August 2005 to August 2007. Mr. Joannou holds a B.A. in

Marketing from Southern Illinois University and an MBA from the University of Miami. Mr. Joannou’s knowledge of the telecommunications industry and his marketing and sales experience are important to the Board.

Patrick S. Jones, age 68, has served as a member of the Board since June 2012. Mr. Jones has been a private investor since March 2001. From June 1998 to March 2001, Mr. Jones was the Senior Vice President and Chief Financial Officer of Gemplus International S.A. (now GEMALTO N.V.), or Gemplus, a provider of solutions empowered by smart cards. Prior to Gemplus, from March 1992 to June 1998, he was vice president and corporate controller at Intel Corporation, a producer of microchips, computing and communications products. Prior to that, Mr. Jones served as Chief Financial Officer of LSI Corporation (formerly known as LSI Logic), a semiconductor company. Mr. Jones has served as chairman of the boards of directors of Lattice Semiconductor Corporation, a fabless semiconductor company, since January 2005. He has also served as a member of the boards of directors of Fluidigm Corporation, a microfluidic systems company, since March 2011, and InsideSecure SA, a fabless semiconductor company, since April 2006. Mr. Jones previously served on the boards of directors of Openwave Systems Inc., a telecom infrastructure software provider, from 2007 to 2012, Novell, Inc., an enterprise infrastructure software provider, from 2007 to 2011, Genesys SA, a provider of integrated multimedia conferencing and collaboration services, from 2001 to 2009, QRS Corporation, a technology company that serves the global retail trading community with collaborative commerce solutions, from 2003 to 2008, Epocrates, Inc., a provider of clinical solutions to healthcare professionals and interactive services to the healthcare industry, from October 2005 until 2013, and Liberate Technologies, a provider of software for digital cable television systems, from 2003 to 2008. Mr. Jones received a B.A. from the University of Illinois and an MBA from St. Louis University. Mr. Jones’ financial and business experience is important to the Board.

W. Michael West, age 62, has served as a member of the Board since November 2007. Mr. West has served as a director of Extreme Networks, Inc., a provider of network infrastructure solutions and services, since August 30, 2006 and as the chairman of its board of directors from September 2004 until October 2006. From June 2003 to July 2004, Mr. West served as director of Larscom Incorporated, a telecommunications equipment provider. From April 2002 to June 2003, Mr. West served as Chief Executive Officer of VINA Technologies, Inc., a telecommunications equipment provider, and served as chairman of its board of directors from June 1999 to June 2003. From September 1997 to January 1998, Mr. West served as Executive Vice President for Lucent Technologies, a communications company. From February 1995 to July 1997, Mr. West was President, Chief Operating Officer and a director of Octel Communications, a telecommunications equipment provider, after having served as an Executive Vice President from September 1986 to February 1995. Mr. West held multiple positions at Rolm Corp, a telecommunications company, from 1979 to September 1986, most recently as general manager of the National Sales Division. Mr. West’s previous managerial experience and industry knowledge is important to the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the listings standards of the NASDAQ Stock Market LLC, or NASDAQ, a majority of the members of the Board qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. DeRoma, Joannou, Jones, Piasentin and West. In addition, the Board determined that Messrs. Ben-Gacem, Guira and Konnerup were independent within the meaning of NASDAQ listing standards prior to their respective resignations in 2012. In making its determination, the Board considered Mr. Ben-Gacem’s and Mr. Guira’s relationships with Investcorp Technology Investment Group, which indirectly owns one of our principal stockholders, and Mr. Konnerup’s control of GW Invest ApS, one of our principal stockholders. In addition, the Board also considered the consulting relationship of Mr. Joannou with Dialogic Corporation, which is described under “Director Compensation” below. The Board does not believe that these stockholder relationships or consulting relationship interfered with Mr. Ben-Gacem’s, Mr. Guira’s or Mr. Joannou’s exercise of independent judgment in carrying out his responsibilities as director. The Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company or had any material relationship with the Company other than as detailed below.

Mr. Cook, our current President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. Mr. Jensen, our former Chief Executive Officer, was not an independent director by virtue of his employment with the Company. Messrs. Vig is not, and Chan was not, an independent director as a result of their employment with Tennenbaum Capital Partners, which is one of our principal stockholders and a party to certain of our debt transactions, as described in greater detail under in Proposal No. 2 below.

BOARD LEADERSHIP STRUCTURE

The Board has an independent chair, Mr. Jones, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board has an active role in overseeing management of our risks, which it administers directly as well as through the various standing committees of the Board that monitor risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including information regarding our credit, liquidity and operations and the risks associated with each. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee (“Nominating Committee”) manages risks associated with the independence of the Board and potential conflicts of interest and monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. In addition to the aforementioned function, the Nominating Committee also monitors legal and compliance issues. The Compensation Committee of the Board (“Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire Board is regularly informed through committee reports about such risks.

MEETINGS OF THE BOARD

The Board met 18 times during 2012. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served which were held during the portion of 2012 for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The following table provides current membership and meeting information for 2012 for each of the committees of the Board:

Name	Audit		Compensation		Nominating
W. Michael West(1)	X		X		X	**
Mikael Konnerup(2)	X	**			X	**
Alex Guira(3)	X	**			X	**
Hazem Ben-Gacem(2)			X	**
Dion Joannou(1)			X	*	X
Nick DeRoma(4)	X				X	*
Patrick Jones(5)	X	*			X
Giovani Richard Piasentin(6)			X
Total meetings in 2012	5		4		4

*	Committee Chairperson

**	Former Committee Member

(1)	In June 2012, the Board appointed Mr. Joannou to the Nominating Committee to replace Mr. West, who resigned from the Nominating Committee in June 2012.

(2)	In April 2012, Messrs. Ben-Gacem and Konnerup resigned from the Board, including from their respective memberships on the committees of the Board.

(3)	In June 2012, Mr. Guira resigned from the Board, including from his committee memberships on the committees of the Board.

(4)	In April 2012, Mr. DeRoma was appointed as a member of the Audit Committee. In May 2012, Mr. DeRoma was appointed chairman of the Nominating Committee.

(5)	In June 2012, Mr. Jones was appointed chairman of the Audit Committee and as a member of the Nominating Committee.

(6)	In June 2012, Mr. Piasentin was appointed as a member of the Compensation Committee.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, and NASDAQ rules and regulations regarding “independence,” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the engagement of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Messrs. Jones, West and DeRoma. Messrs. Guira and Konnerup resigned as members of the Audit Committee in connection with their respective resignations from the Board in June 2012 and April 2012. The Audit Committee met five times during 2012. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this proxy statement.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee, as well as Messrs. Guira and Konnerup, are or were independent, as applicable (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has also determined that Mr. Guira qualified, until his resignation in June 2012, and Mr. Jones qualifies, as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Messrs. Jones’ and Guira’s levels of knowledge and experience based on a number of factors, including their respective formal education and experiences as senior executive officers with financial oversight functions.

Report of the Audit Committee of the Board of Directors(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management of the Company. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee

Pat Jones
Nick DeRoma
W. Michael West

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review and approve our overall compensation strategy and policies, including to:

•	review and approve corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	recommend to the Board for approval the compensation plans and programs for the Company;

•	establish policies with respect to equity compensation arrangements;

•

review and approve the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•

recommend to the Board for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluate the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives;

•	review and approve the individual and corporate performance goals and objectives of our other senior management;

•	recommend to the Board for determination and approval the compensation and other terms of employment of the other executive officers or senior management;

•

recommend to the Board the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs and administer these plans; and

•	review and establish appropriate insurance coverage for our directors and executive officers.

The Compensation Committee is currently composed of three directors: Messrs. Joannou, Piasentin and West. Mr. Ben-Gacem resigned as a member of the Compensation Committee in connection with his resignation from the Board in April 2012. All members of the Compensation Committee, as well as Mr. Ben-Gacem, are or were independent, as applicable (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). Each member of the Compensation Committee, as well as Mr. Ben-Gacem, is or was, as applicable, an “outside” director, as that term is defined in Section 162(m) of the Internal Revenue Code, or the Code, and a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met four times during 2012. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this proxy statement.

Compensation Committee Processes and Procedures

The Compensation Committee determines and recommends compensation awards for our executive officers. The processes used by the Compensation Committee for the consideration and determination of executive officer and director compensation consist of the following:

•	regular meetings of the Compensation Committee to review and evaluate compensation matters; and

•	analyzing third party survey data in connection with evaluation of compensation matters.

The Compensation Committee meets as often as it deems necessary and appropriate, but not less frequently than once each year to review the compensation and awards of our executive officers and other employees, and otherwise perform its duties under its charter. The agenda for each meeting is usually developed by the chairman of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation

Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The members of management and other employees, including the Chief Executive Officer, may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding their compensation.

The process for determining compensation for each year generally begins in the prior year with a review and analysis of our total compensation philosophy to confirm the frame of reference which will be used in setting compensation for the upcoming year. This analysis also includes a determination of the composition of our peer group and the target levels of various components of compensation based on market data from such peer group. At the request of the Compensation Committee, a compensation consulting firm may assist with this analysis.

During 2012, the Compensation Committee utilized a compensation survey prepared by Radford Surveys + Consulting, or Radford, an independent compensation consulting firm, that provided industry data, as well as the services of a Radford compensation consultant, to assist in reviewing our overall compensation philosophy in comparison to market trends and industry standards, designing the peer group of companies for benchmarking and assessing competitive market data on executive compensation for 2012 executive compensation.

To provide additional information to support the Compensation Committee’s compensation decisions, our Chief Executive Officer typically provides annual recommendations to the Compensation Committee and discusses with the Board the compensation and performance of all named executive officers, excluding himself. Our Chief Executive Officer bases his recommendations in part upon annual performance reviews of our named executive officers, other than himself. The Compensation Committee evaluates our Chief Executive Officer’s performance reviews of our other named executive officers and provides input to the Chief Executive Officer regarding such reviews. Our Chief Executive Officer’s compensation is determined by the Compensation Committee, which analyzes our Chief Executive Officer’s performance.

Our Compensation Committee has endeavored to (1) target base salaries at levels that generally approximate the 50th percentile of our peer group, and approximate the 75th percentile for certain key positions, (2) set variable compensation at a level such that annual cash compensation assuming achievement of aggressive corporate and individual goals will be consistent with the 50th to 75th percentile of annual cash compensation at comparable companies in our peer group, and (3) ensure employees have a meaningful equity stake in the Company so that when stockholder value is created, employees share in that value creation.

In 2012, the Compensation Committee reviewed executive compensation and approved certain adjustments to executive base salaries and certain equity awards, consisting of options and restricted stock units based on Radford’s recommendations. Other than in connection with certain promotions, new hires and resignations, the Compensation Committee took no further action regarding executive compensation in the remainder of 2012. In 2012, the Compensation Committee reviewed and recommended an option exchange program. In 2013, the Compensation Committee reviewed and recommended the option exchange program described in Proposal No. 3 below.

The Compensation Committee and the Board also periodically consider and determine director compensation with the input of our Chief Executive Officer and outside compensation consultants as they deem appropriate. For example, as discussed under “Director Compensation” below, in April 2011, May 2012, August 2012 and in March 2013, the Board reviewed our compensation policies for directors based on a study of director compensation policies at companies comparable to ours. As a result of such reviews, the Board adjusted our director compensation program in April 2011, May 2012, August 2012, and in March 2013, to our current director compensation arrangements that took effect in April 2013, each as set forth under “Director Compensation.”

The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities thereunder. The Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. In particular, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at our expense. The Compensation Committee has the authority to incur other reasonable expenditures for external resources that it deems necessary or appropriate in the performance of its duties. The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under our equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Code; (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for:

•

identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board;

•

considering recommendations for Board nominees and proposals submitted by stockholders and establishing any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board;

•	reviewing, discussing and assessing the performance of the Board, including Board committees;

•	making recommendations to the Board regarding the chairmanship and membership of the committees of the Board;

•	reviewing the compensation paid to non-employee directors for their service on the Board and its committees and recommending any changes for approval by the Board;

•

developing a set of corporate governance principles to be applicable to the Company and periodically review and assess these principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration;

•	periodically review our policy statements to determine their adherence to our Code of Conduct and Ethics;

•	oversee and review the processes and procedures used by us to provide information to the Board and its committees;

•

periodically review with the Chief Executive Officer the plans for succession to the offices of our executive officers and make recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions;

•

review, discuss and assess its own performance at least annually and also periodically review and assess the adequacy of the its charter, including the its role and responsibilities as outlined in its charter, and recommend any proposed changes to the Board for its consideration; and

•	review the Company’s compliance with legal and regulatory requirements.

The Nominating Committee is currently composed of three directors: Messrs. DeRoma, Joannou and Jones. Messrs. Guira and Konnerup resigned as members of the Nominating Committee in connection with their respective resignations from the Board in June 2012 and April 2012 and Mr. West resigned in June 2012. All members of the Nominating Committee, as well as Messrs. Guira, Konnerup and West, are or were independent, as applicable (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating Committee met four times in 2012. The Nominating Committee has adopted a written charter, which can be found on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this proxy statement.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee meets applicable independence requirements, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In 2012, the Nominating Committee did not engage any third party to assist in the process of identifying or evaluating director candidates. The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 1504 McCarthy Boulevard, Milpitas, California, 95035, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating Committee has not received any such submission from a stockholder.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Corporate Secretary at 1504 McCarthy Boulevard, Milpitas, California 95035. Our Corporate Secretary will review each communication and distribute such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly unsuitable, in which case, the material will be excluded, with the provision that any communication that is filtered out shall be made available to any non-management director upon request. Further information is available on our website at www.dialogic.com. Information contained in, or accessible through, our website is not a part of this proxy statement.

Code of Conduct and Ethics

We have adopted the Dialogic Inc. Code of Conduct and Ethics applicable to our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees. The Code of Conduct and Ethics is available on our website at investor.dialogic.com/governance.cfm. Information contained in, or accessible through, our website is not a part of this proxy statement. We intend to promptly disclose (1) the nature of any amendment to our Code of Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our Code of Conduct and Ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on our website at the address and the locations specified above.

PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF EQUITY SECURITIES IN CONNECTION WITH DEBT RESTRUCTURING

Background

On February 7, 2013, Dialogic Corporation, a wholly owned subsidiary of the Company, entered into a Third Amendment (the “Third Amendment”) to the Third Amended and Restated Credit Agreement (the “Term Loan Agreement”) with Obsidian, LLC, as agent and collateral agent, and Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP, as lenders (collectively, the “Term Lenders”). On February 7, 2013, Dialogic Corporation also entered into a Waiver and Twentieth Amendment ( the “Twentieth Amendment”) to the Credit Agreement dated as of March 5, 2008, as amended (the “Revolving Credit Agreement”), with Wells Fargo Foothill Canada ULC, as administrative agent, and certain lenders (the “Revolving Credit Lenders”).

Pursuant to the Third Amendment, the Company and the Term Lenders have agreed to provide for additional borrowing of up to $4,000,000 under the Term Loan Agreement. In consideration of this additional borrowing, the Company agreed to issue an amount of common stock to the Term Lenders equal to the market value of 10% of the outstanding shares of the common stock of the Company based on the closing price of the Company’s common stock immediately prior to such issuance pursuant to a Subscription Agreement further described below.

In connection with the Third Amendment, the Company entered into a Subscription Agreement with the Term Lenders dated February 7, 2013 (the “Subscription Agreement”) whereby the Company agreed to issue to the Term Lenders an amount of common stock equal to the market value of 10% of the outstanding shares of the Company based on the closing bid price immediately prior to such issuance as set out in the Subscription Agreement. On February 7, 2013, a total of 1,442,172 shares of common stock were issued to the Term Lenders under the terms of the Subscription Agreement.

The Company and the Term Loan Lenders also entered into a Registration Rights Agreement with the Term Lenders dated February 7, 2013 (the “Rights Agreement”) pursuant to which the Company agreed to file one or more registration statements registering for resale the shares of common stock issued under the Subscription Agreement within 90 days of such issuance.

On March 1, 2013, the Company entered into a lockup agreement (“Lock –Up Agreement”) with the Term Lenders whereby the Term Lenders agreed, for a period (“Lock-Up Period”) commencing on March 7, 2013 and ending on the date that the stockholders of the Company approve the issuance of 1,442,172 shares to the Term Lenders pursuant to the Subscription Agreement, not sell or otherwise dispose of any of the shares, or vote or grant any proxy with respect to any of the shares at any meeting of stockholders or by written consent for any purpose or action during the Lock-Up Period.

Pursuant to the Lock-Up Agreement, the Company agreed that, during the Lock-Up Period, the Company will not declare any dividends or make any distributions to the Term Lenders with respect to the shares.

The transactions contemplated by the third amended and restated Term Loan Agreement and related agreements are collectively referred to in this proxy statement as the Debt Restructuring. We are seeking the approval of our stockholders for the issuance of 1,442,172 shares of our common stock in order to comply with the stockholder approval requirements of the NASDAQ listing standards.

NASDAQ Listing Standards; Stockholder Approval Requirements

We are subject to the NASDAQ listing standards because our common stock is listed on The NASDAQ Global Market. The potential issuance of the shares of our common stock implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on The NASDAQ Global Market.

Under Rule 5635(c) of the NASDAQ listing standards, to the extent that we issue equity securities to any of our executive officers or directors at a purchase price below the market value of our common stock on the date of such issuance, such issuances will be deemed by NASDAQ to be an executive compensation arrangement requiring stockholder approval. The Term Lenders, who are affiliated with a current and former member of our Board, Messrs. Vig and Chan, received 1,442,172 shares of common stock under the Subscription Agreement (the “Shares”). Because NASDAQ deems the issuance of the Shares to be a compensatory issuance, we are seeking the approval of our stockholders for the issuance of 1,442,172 shares of our common stock in order to comply with the stockholder approval requirements of the NASDAQ listing standards.

Summary of the Debt Restructuring

The terms of the third amended and restated Term Loan Agreement and related agreements are complex and only summarized below. Although this proxy statement contains a summary of the material terms of the third amended and restated Term Loan Agreement and related agreements, stockholders can find further information about such documents in our Current Reports on Form 8-K, filed with the SEC on January 10, 2013, February 11, 2013, February 13, 2013, February 14, 2013, March 21, 2013 and March 22, 2013, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

Term Loan Agreement

On March 22, 2012, we entered into a third amended and restated Term Loan Agreement with the Term Lenders, which among other things lowered stated interest rate to 10% from 15%, extended the maturity date to March 31, 2015 and established new covenants. Tennenbaum, a private equity firm, manages the funds of the Term Lenders. Tennenbaum also owned approximately 46% of our common stock as of December 31, 2012. Mr. Vig, a Managing Partner for TCP, currently serves as a member of our Board. Mr. Chan, a Principal for TCP, served as a member of our Board from April 2012 to June 2012. In connection with entering into the third amended and restated Term Loan Amendment, we issued to the Term Lenders warrants to purchase 3.6 million shares of common stock with an exercise price of $5.00 per share.

On April 11, 2012, we entered into a First Amendment to the Term Loan Agreement (the “First Amendment”). Pursuant to the First Amendment, the Term Loan Agreement was amended to permit the cancellation of $33.0 million of outstanding debt under the Term Loan Agreement in exchange for the Notes, and a share of our Series D-1 Preferred Stock, subject to payment of a prepayment premium of $1.5 million. The Term Loan Agreement was also amended to permit us to issue the remaining Notes sold in the Private Placement. On August 8, 2012, the Notes were converted into common stock.

On November 6, 2012, we entered into a Second Amendment to the Term Loan Agreement (the “Second Amendment”). Pursuant to the Second Amendment, the financial covenants in the Term Loan Agreement, including the minimum EBITDA and the minimum liquidity covenants, were amended to postpone the application of the financial covenants. Previously the financial covenants would have commenced in the fiscal quarter ending March 31, 2013 and under the terms of the Second Amendment they would commence in the fiscal quarter ending June 30, 2013.

On February 7, 2013, we entered into a Third Amendment to the Term Loan Agreement. Pursuant to the Third Amendment, the Term Lenders agreed to provide for additional borrowing of up to $4.0 million under the Term Loan Agreement. In consideration of this additional borrowing, we agreed to issue an amount of common stock to the Term Lenders equal to the market value of 10.0% of the outstanding shares of our common stock based on the closing price of our common stock immediately prior to such issuance pursuant to a Subscription Agreement, further described below. Further, the minimum EBITDA financial covenant was amended and its application was postponed until the fiscal quarter ending March 31, 2014 and the other financial covenants, including the minimum liquidity covenant, are no longer applicable under the Term Loan Agreement. Additionally, the definition of Maturity Date in the Term Loan Agreement was also amended to provide that it shall be extended to March 31, 2016 upon the earlier to occur of (i) the receipt by the Company of Net Equity Proceeds (as defined in the Term Loan Agreement) in an aggregate amount of at least $5.0 million or (ii) a Change in Control (as defined in the Term Loan Agreement).

A closing fee in the amount of $0.3 million was added to principal amount of Term Loans in consideration for (i) the third quarter cash interest of $0.8 million converted into paid in kind (“PIK”) and $0.5 million of loans funded by the Term Lenders on December 28, 2012.

In connection with the Third Amendment, we entered into a Subscription Agreement with the Term Lenders dated February 7, 2013 (the “Subscription Agreement”) whereby we agreed to issue to the Term Lenders an amount of common stock equal to the market value of 10% of the outstanding shares of our common stock based on the closing bid price immediately prior to such issuance, as set out in the Subscription Agreement. On February 7, 2013, a total of 1,442,172 shares of common stock were issued to the Term Lenders under the terms of the Subscription Agreement.

We and the Term Loan Lenders also entered into a Registration Rights Agreement with the Term Loan Lenders dated February 7, 2013 (the “Rights Agreement”) pursuant to which we agreed to file one or more registration statements registering for resale the shares of common stock issued under the Subscription Agreement within 90 days of such issuance.

Subscription Agreement

In connection with the Third Amendment, we entered into the Subscription Agreement, whereby we agreed to issue to the Term Lenders an amount of common stock equal to the market value of 10% of the outstanding shares of our common stock based on the closing bid price immediately prior to such issuance, as set out in the Subscription Agreement. On February 7, 2013, a total of 1,442,172 shares of common stock were issued to the Term Lenders under the terms of the Subscription Agreement. A copy of the Subscription Agreement, as publicly filed with the SEC, is attached as Appendix A to this proxy statement.

Financial and Other Information

Our audited consolidated financial statements, management’s discussion and analysis of financial condition and results of operations are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 22, 2013.

Consequences if Proposal No. 2 Is Approved

If this Proposal is approved, the rights and privileges associated with such Shares will be identical to the rights and privileges associated with the common stock held by our existing stockholders, except that the holders of the Shares would have the registration rights as described above. In addition, the Shares will no longer be subject to the Lock-Up Agreement, and the Term Lenders would be able to freely sell or otherwise dispose of any of the Shares, or vote or grant any proxy with respect to any of the Shares at any meeting of stockholders or by written consent, and be able to receive dividends or any distributions with respect to the Shares.

Consequences if Proposal No. 2 Is Not Approved

If this Proposal is not approved, the Shares will continue to be subject to a Lock-Up Agreement until such approval is obtained. However, in the event we are unable to obtain stockholder approval, we would be required to modify the terms of the Shares issued to entities affiliated with members of our Board so that the exercise price of such Shares is not deemed to be below the market value of our common stock on the date the Shares were issued in order to comply with Rule 5635(c), or risk delisting from NASDAQ.

Required Vote and Recommendation of the Board

The affirmative vote of the holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the issuance of the shares of our common stock issuable as described in this Proposal No. 2. In accordance with the NASDAQ listing standards, any shares of our common stock as described in this Proposal No, 2 will not be counted toward the vote total of Proposal No. 2 and will not be included in the number of shares outstanding for purposes of determining if a majority of the shares present and entitled to vote in person or by proxy have approved Proposal No. 2. Abstentions will be counted toward the tabulation of votes cast on this Proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum and will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF AN OPTION EXCHANGE PROGRAM

We are asking our stockholders to approve a one-time stock option exchange program to be conducted in the first 12 months following the date of this Annual Meeting. The proposed exchange program would allow eligible employees, officers and directors of the Company and its affiliates, or, collectively, service providers, to surrender “underwater” stock options that were granted under our 2001 Equity Incentive Plan, or the 2001 Plan, or our 2006 Equity Incentive Plan, or the 2006 Plan, and together with the 2001 Plan, the Plans, with an exercise price above the closing price of our common stock on the closing date of the tender offer, in exchange for new stock awards to purchase or acquire a number of shares not in excess of the number of shares subject to the options surrendered, with the actual number to be determined by the Board of Directors at the time the tender offer is approved by the Board of Directors. The new stock awards would be granted under our 2006 Plan and, at the election of the Board of Directors, may take the form of nonstatutory stock options, restricted stock awards, restricted stock unit awards or stock appreciation rights. Any new options will have an exercise price equal to not less than the closing price of our common stock on the closing date of the tender offer exchange. All other new stock awards will have a fair value which does not exceed the fair value of the options surrendered. All surrendered options would be cancelled.

As described in more detail below, we believe that the exchange program is in the best interest of the Company and our stockholders.

Reasons for Implementing the Exchange Program

The primary purpose of the proposed exchange program is to restore the intended retention and incentive value of the stock options that were granted to our service providers, which we believe will promote long-term stockholder value. The market price of our common stock declined significantly throughout the past twelve months, despite our success in restructuring our debt obligations, reducing expenses and adapting to changes in our business and industry. As of March 31, 2013, all of our outstanding stock options, including all unvested stock options, were underwater, and 100% of our employees were holding stock options with an exercise price greater than $1.95 (which was our closing stock price as of March 28, 2013). At the same time, the market for our key service providers remains extremely competitive.

The exchange program would align the interests of our service providers with the interests of our stockholders because it will allow us to:

•

Renew Retention and Motivation Incentives. Many companies, especially those in our industry, have long used equity awards to attract, motivate and retain their service providers, while aligning those individuals’ interests with those of the stockholders. Compensatory equity awards are an important component of our approach to retaining and motivating our service providers. If we do not address the underwater stock option issue in the near to medium term, we believe it will be more difficult for us to retain key service providers. If we cannot retain these individuals, our ability to compete with other companies in our industry could be jeopardized, which could adversely affect our business, operating results and future stock price. We believe that granting new stock awards in exchange for underwater stock options will aid in both motivating and retaining our participating service providers because the new stock awards will have the potential for appreciation in line with the appreciation of our stock price.

•

Align Compensation Costs with the Value of Stock Awards. Our underwater stock options were granted with exercise prices equal to the fair market value of our common stock at the time of grant. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these stock options while they remain outstanding, even if they are never exercised because they remain underwater and do not fully provide the intended incentive and retention benefits. We believe it is an inefficient use of corporate resources to recognize compensation expense on stock options that our service providers do not value. By replacing stock options that have little or no retention or incentive value with new stock awards that will provide both retention and incentive value, we will more efficiently use our resources.

•

Potential Reduction in Overhang and Dilution. Presently, the underwater stock options will not be removed from our equity award overhang until they are exercised or are cancelled due to expiration or the service provider’s termination. The exchange program may assist in reducing our overhang and eliminating many of the ineffective underwater stock options that are currently outstanding. The Board of Directors may consider structuring the exchange offering so that service providers receive new stock awards covering a lesser number of shares than the number of shares covered by the surrendered stock options. This could result in a net reduction in the number of shares associated with outstanding stock options.

Although our Plans permit us to conduct an option exchange without prior stockholder approval, the Board of Directors has decided it is in the best interests of the Company and our stockholders to seek such approval.

SUMMARY OF THE EXCHANGE PROGRAM

Mechanics of the Exchange Program

Our Board of Directors has not yet approved specific terms for an option exchange that would be conducted if this Proposal No. 3 is approved by our stockholders. However, if approved, we expect to start any such option exchange within 12 months following the date of stockholder approval. Within this time frame, we will determine the actual start date. However, even if our stockholders approve the exchange program, we may later decide not to implement it.

At the start of the exchange program, eligible optionholders will receive a written offer that describes the precise terms and timing of the exchange program. We will file with the Securities and Exchange Commission, or the SEC, the written offer to exchange as part of a tender offer statement on Schedule TO. Eligible optionholders, as well as stockholders and members of the public, will be able to obtain the offer to exchange and other documents filed by us with the SEC free of charge from the SEC’s website at www.sec.gov. We will give eligible optionholders at least 20 business days to elect to surrender their eligible stock options in exchange for new stock awards covering a lesser number of shares. At the completion of the exchange offer, we will cancel the surrendered stock options and grant new stock awards in exchange.

Eligible Stock Options

Generally, stock options will be eligible for exchange in the exchange program if the exercise price of the stock option is above the closing price of a share of our common stock on the closing date of the exchange program. We may consider adding an additional eligibility threshold of having an existing exercise price greater than the closing price on the closing date of the exchange program.

As of March 31, 2013, stock options to purchase 584,380 shares of our common stock were outstanding under our 2006 Plan and stock options to purchase 14,404 shares of our common stock were outstanding under our 2001 Plan. Because the eligibility of stock options will be determined only after our Board of Directors approves specific terms for the exchange offer, and will be dependent on the closing date of the exchange program, we are unable to determine at this time the exact number of shares underlying eligible stock options.

Eligible Optionholders

Our Board of Directors may hold open the exchange program to holders of eligible stock options who are, throughout the exchange offer, service providers to the Company or our eligible affiliates. We may, however, exclude otherwise eligible optionholders in non-U.S. jurisdictions if local tax or securities laws or other considerations would make their participation illegal or impractical. We may also exclude, at the election of our Board of Directors, eligible optionholders who are and one or more of the following service providers to the Company: (1) our officers; (2) members of our Board of Directors; (3) our consultants and advisors; and (4) our non-officer employees. In addition, any eligible optionholder who elects to participate in the exchange program but whose service terminates for any reason prior to the grant date of the new stock award will retain his or her eligible stock options subject to their existing terms and will not receive a new stock award grant under the exchange program.

Exchange Ratios

Our Board of Directors has not yet approved specific terms for an option exchange that would be conducted if this Proposal No. 3 is approved by our stockholders. However, if approved, our Board of Directors may require that for each option award that an eligible optionholder tenders in the exchange program, he or she will receive a new stock award for a lesser number of shares. In no event will the new stock award granted in exchange for the tendered option cover more shares than the tendered option.

Participation in the Exchange Program

Participation in the exchange program is voluntary. Eligible optionholders will not be required to participate in the exchange program. Eligible optionholders will have at least 20 business days from the start of the exchange program to decide whether they wish to participate. Because the decision to participate in the exchange program is voluntary, we are not able to predict which or how many optionholders will elect to participate, how many eligible stock options will be surrendered for exchange, and therefore how many shares may be issued under new stock award grants under the exchange program. The exchange program will not be conditioned on a minimum level of participation.

Election to Exchange Underwater Stock Options

Our Board of Directors may permit eligible optionholders to participate in the exchange program on a grant-by-grant basis. This means that eligible optionholders may elect to tender any or all of their eligible stock option grants, or only one of their eligible stock option grants. However, an eligible optionholder must tender the entire outstanding option grant — he or she may not tender only part of an outstanding, unexercised option grant. Alternatively, our Board of Directors may require, as a condition to participation, that all participating eligible optionholders must tender all of their eligible stock option grants.

Vesting and Expiration Date of New Stock Awards

Our outstanding stock options generally vest over four years following the date of grant. Our Board of Directors has not yet approved specific terms for an option exchange that would be conducted if this Proposal No. 3 is approved by our stockholders. However, if approved, our Board of Directors may impose a new vesting schedule on the new stock awards granted in the exchange for the surrendered stock options, or our Board of Directors may leave intact the vesting schedule of the eligible stock option grants, and have such vesting schedule apply to new stock awards granted in the exchange. Each new stock award may have a new term, or may have a term not longer than the original term associated with the tendered option (i.e., not to exceed 10 years). In all cases, the new stock award will be subject to earlier termination in the event of the optionholder’s termination of continuous service.

Other Terms and Conditions of the New Stock Awards

New stock awards granted in the exchange program will be subject to the terms and conditions of our 2006 Plan, our forms of stock award agreement under our 2006 Plan and, to the extent applicable, any foreign country appendix or sub-plan provisions. Any new stock options granted in the exchange program will be nonstatutory stock options — that is, stock options that are not intended to be incentive stock options within the meaning of Section 422 of the Code.

Potential Modification to the Exchange Program

In determining the terms of any exchange offer, our Board of Directors will consider our administrative needs, legal requirements, accounting rules, Company policy decisions or other considerations. The final terms of the exchange program will be described in a written offer to exchange that we will file with the SEC. After the written offer to exchange is filed, it is possible that we will need to alter the terms of the exchange program to comply with comments from the SEC staff. The Board of Directors will retain the discretion to make any necessary or desirable changes to the terms of the exchange program. In addition, the Board of Directors reserves the right to amend, postpone, or cancel the exchange program once it has started. As noted above, we may decide not to implement the exchange program even if our stockholders approve the exchange program.

Potential Modifications to the Exchange Program in Non-U.S. Jurisdictions

We intend to make the exchange program available to employees and other service providers who are located outside of the United States, where permitted by local law and to the extent reasonably practicable and cost-efficient. We may exclude employees and other service providers in non-U.S. jurisdictions from the exchange program if local tax or other laws would make their participation impractical or cost-prohibitive. In addition, we may need to modify the terms offered to employees in countries outside the United States to comply with local laws or regulations, or for tax or accounting reasons.

U.S. Federal Income Tax Consequences of Participation

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program. We will provide a more detailed summary of the applicable tax considerations to participants in the exchange program documents. However, the tax consequences of the exchange program are not entirely certain. The applicable U.S. federal income tax law and regulations may change, and the Internal Revenue Service may adopt a position contrary to the summary below.

We believe that the exchange of eligible stock options for new stock awards under the exchange program should be treated as a non-taxable exchange, and so our optionholders should not recognize income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of new stock awards. If the exchange program is open for 30 days or more, eligible stock options that were intended to be incentive stock options will be considered “modified,” which will result in a deemed re-grant of the eligible stock option for purposes of qualification as incentive stock options, whether or not the option is ever exchanged. This would mean that, for purposes of the tax rules on incentive stock options, the holding period measured from the grant date would restart and the optionholder would not receive any credit for the time from the original grant date of the stock option. In addition, for purposes of the tax rules on incentive stock options, if the fair market value of our common stock on the date of the deemed re-grant is greater than the exercise price of the stock option, the stock option will no longer qualify as an incentive stock option. The tax consequences for participating non-U.S. employees may differ from the U.S. federal tax consequences described in this paragraph.

Accounting Treatment of New Equity Awards

We account for stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC 718. Under FASB ASC 718, we will recognize incremental compensation expense resulting from the new stock awards granted in the exchange program. The incremental compensation cost will be measured as the excess, if any, of the fair value of new stock awards granted in exchange for surrendered stock options, measured as of the date the new stock awards are granted, over the fair value of the surrendered eligible stock options, measured immediately prior to the exchange.

We will recognize any incremental compensation expense related to the new stock awards issued in the exchange program ratably over the vesting period of the new stock awards. If any of the new stock awards are forfeited prior to their vesting due to termination of an employee’s or other service provider’s service, we will not recognize the incremental compensation expense for the forfeited stock options.

We currently recognize and will continue to recognize compensation expense relating to the eligible stock options, even though they are underwater and do not fully provide the intended incentive and retention benefits.

Impact of the Exchange Program on Our Stockholders

We are unable to predict the precise impact of the exchange program on our stockholders because we do not know how many or which service providers will exchange their eligible stock options. The exchange program is intended to better align compensation expense with the retention and motivation value that we are trying to capture with our outstanding equity grants, to restore competitive and appropriate equity incentives for our service providers, and to reduce our existing overhang and potential dilution.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting will be required to approve the exchange program. Abstentions will be counted toward the tabulation of votes cast on this Proposal No. 3 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. We believe the mix of fixed and performance-based compensation, the terms of our bonus plan and the terms of long-term incentive compensation are all designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our named executive officers under the current program, fulfills this objective.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 4

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF

ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act enable the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders once every three years.

The Board believes that a triennial advisory vote on the compensation of the Company’s named executive officers is the best approach for us and our stockholders for a number of reasons, including:

•

it aligns more closely with our long-term incentive compensation awards, which are designed to incentivize and reward performance over a multi-year period, and will allow stockholders to more appropriately evaluate this and other compensation policies, practices and programs in relation to our performance;

•	it encourages a longer-term view of compensation by our stockholders by allowing them to evaluate three years of compensation history and business results; and

•

it will provide our compensation committee with adequate time to consider the results of “say-on-pay” votes and other stockholder input and, as necessary, respond to stockholder sentiment and effectively implement any desired changes to our executive compensation policies, practices and programs.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on this proposal.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “THREE YEARS” ON PROPOSAL NO 5.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2012:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity compensation plans approved by security holders(1)	900,442(2)(3)	$11.61	579,616(4)
Equity compensation plans not approved by security holders(5)	168,865	$26.77	—

Total	1,069,307	$14.69	579,616

(1)	Includes securities issuable under the 2001 Plan, the Veraz Networks, Inc. 2003 Stock Option Plan, the 2006 Plan and the Veraz Networks, Inc. 2006 Employee Stock Purchase Plan, or ESPP.

(2)	Excludes purchase rights currently accruing under the ESPP. Offering periods under the ESPP are 12-month periods, which are comprised of two six-month purchase periods. Eligible employees may purchase shares of common stock at a price equal to 85% of the lower of the fair market value of the common stock at the beginning of each offering period or the end of each semi-annual purchase period.

(3)	Includes 237,644 shares of common stock subject to outstanding restricted stock units for which no weighted average exercise price has been assumed in this table.

(4)	Includes (i) 396,300 shares of common stock available for issuance under the 2006 Plan and (ii) 183,316 shares of common stock available for issuance under the ESPP. Beginning in 2012, the number of shares of common stock reserved under the 2006 Plan automatically increases on January 1st of each year through 2016 by an amount equal to: (i) 4.0% of our shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) a lesser amount determined by the Board. The number of shares of common stock reserved under our ESPP automatically increases on January 1st of each year by an amount equal to the lesser of: (i) 1.0% of our shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) 30,000 shares of common stock.

(5)	Includes only options granted to former employees of Dialogic Corporation who, by the specific terms of their option grants from Dialogic Corporation, were entitled to exercise options following the termination of their employment with Dialogic Corporation. All of these options are fully vested nonstatutory options granted at 100% of fair market value on the date of grant, and must be exercised no later than 2014.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2013 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
5% Stockholders
Entities Affiliated with Tennenbaum Capital Partners, LLC(2) 2951 28th Street, Suite 1000 Santa Monica, CA 90405	12,542,161		64.4%
Eicon Dialogic Investment SRL(3) c/o Cidel Bank and Trust Inc. 1 Financial Plaza, Lower Collymore Rock St. Michael, NN11000 Barbados, West Indies	1,403,813		8.8
ApS Kbus 17 nr. 2101(4) Vedbaek Strandvej 321 DK-2950, Vedbaek Denmark	1,002,169		6.3
GW Invest ApS(5) Mosehoejvej 3B DK-2920, Charlotenlund Denmark	1,002,169		6.3
Executive Officers and Directors
Nick DeRoma	14,240	*
Dion Joannou(6)	29,360	*
Patrick Jones	2,457	*
Richard Piasentin	1,389	*
Rajneesh Vig (2)	12,542,161		64.4
W. Michael West(7)	7,913	*
Kevin Cook (8)	53,553	*
John Hanson (9)	29,166	*
Anthony Housefather (10)	18,624	*
Nick Jensen (4)	1,002,069		6.3
All executive officers and directors as a group (10 persons)(11)	13,701,032		69.9

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,863,894 shares outstanding on March 31, 2013, adjusted as required by rules promulgated by the SEC.

(2)

Consists of (i) 1,316,931 shares held by Special Value Expansion Fund, LLC (“SVEF”), (ii) 3,121,128 shares held by Special Value Opportunity Fund, LLC (“SVOF”), (iii) 4,504,102 shares held by Tennenbaum Opportunities Partners V, LP (“TOP V”) and (iv) an aggregate of 3,600,000 shares issuable upon the exercise of warrants exercisable within 60 days after March 31, 2013 held by SVEF, SVOF and

TOP V. SVEF holds warrants to purchase 498,516 shares, SVOF holds warrants to purchase 1,181,484 shares and TOP V holds warrants to purchase 1,920,000 shares. Tennenbaum Capital Partners, LLC (“TCP”) serves as investment advisor to SVEF, SVOF and TOP V. Mr. Vig, currently a member of our Board, is a partner at TCP. Mr. Vig disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. 1,442,172 shares are subject to a lockup agreement (“Lock –Up Agreement”) between the Company and SVEF, SVOF, and TOPV whereby SVEF, SVOF, and TOPV agreed, for a period (“Lock-Up Period”) commencing on March 7, 2013 and ending on the date that the stockholders of the Company approve the issuance of such shares pursuant Proposal No. 2 described above, not to sell or otherwise dispose of any of the shares, or vote or grant any proxy with respect to any of the shares at any meeting of stockholders or by written consent for any purpose or action during the Lock-Up Period.

(3)	Messrs. Ben-Gacem and Guira, former members of the Board, and former Co-Heads of Investcorp Bank B.S.C.’s Technology Investment Group for Investcorp Bank B.S.C.. Sipco Holdings Limited is the ultimate parent of the entities that manage the Investcorp Technology Investment Group partnerships that indirectly own Eicon Dialogic Investment SRL. Messrs. Ben-Gacem and Guira disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(4)	Mr. Jensen, a former Chairman of the Board and former Chief Executive Officer, owns and controls ApS Kbus 17 nr. 2101 and may be deemed to beneficially own these shares.

(5)	Mr. Konnerup, a former member of the Board, owns and controls GW Invest ApS and may be deemed to beneficially own these shares.

(6)	Includes 25,447 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2013.

(7)	Includes 2,800 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2013 and 6 shares issuable upon the vesting of restricted stock units within 60 days after March 31, 2013.

(8)	Consists of shares issuable upon the exercise of options exercisable within 60 days after March 31, 2013.

(9)	Consists of shares issuable upon the vesting of restricted stock units within 60 days after March 31, 2013.

(10)	Includes 17,284 shares issuable upon the exercise of options exercisable within 60 days after March 31, 2013.

(11)	Includes the shares issuable upon the exercise of warrants within 60 days of March 31, 2013 as described in footnote 2 above, an aggregate of 14,246 shares issuable to our directors and executive officers upon the vesting of restricted stock units within 60 days after March 31, 2013 and an aggregate of 128,250 shares issuable to our directors and executive officers upon the exercise of options exercisable within 60 days after March 31, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were timely filed, except for two Forms 4 covering one transaction each that were filed late by John Hanson, Executive Vice President and Chief Financial Officer, and Anthony Housefather, Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary.

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers, their ages and their positions as of March 31, 2013, are as follows:

Name	Age	Position(s)
Kevin Cook*	54	President and Chief Executive Officer
John Hanson	55	Executive Vice President and Chief Financial Officer
Anthony Housefather	43	Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary

*	Mr. Cook’s biography can be found under the section entitled “Proposal No. 1 — Election of Directors.”

John T. Hanson has served as our Executive Vice President and Chief Financial Officer since September 2011. From April 2008 until April 2011, Mr. Hanson served as chief financial officer for One Communications Corp, a local exchange carrier located in Boston, Massachusetts. From January 2003 until April 2008, Mr. Hanson served in various roles at Motorola Inc., a multinational telecommunications company, including vice president finance global service business from April 2007 through April 2008, vice president enterprise business from August 2005 through April 2007, and vice president finance integrated solutions division from January 2003 through August 2005. Prior to working at Motorola, Inc., Mr. Hanson served in various senior financial roles. Mr. Hanson has a master’s degree in management from Northwestern University J.L. Kellogg Graduate School of Business and bachelors degree in commerce with an accounting major from DePaul University. He is a CPA in Illinois and an adjunct professor at the Lake Forest Graduate School of Management.

Anthony Housefather has served as our Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary since November 2011. Prior to his current position, he served as Executive Vice President and Chief Administrative Officer between October 2010 and November 2011. Mr. Housefather served as Dialogic Corporation’s Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary from October 2007 to October 2010. From April 2001 to October 2007, he served as Dialogic Corporation’s Vice President, Legal and Contracts and Corporate Secretary, from December 1998 to April 2001, as Dialogic Corporation’s Director of Contract and Program Management and as Dialogic Corporation’s Legal Department Manager between August 1997 and December 1998. He also served as project manager for Dialogic Corporation’s integration of Intel’s media and signaling business in 2006, the business of EAS and its subsidiaries in 2007 and NMS Communications Corporation’s Communications Platform business in 2008, as well as project manager for the integration of the Veraz Networks and Dialogic Corporation businesses following the Business Combination in 2010.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2012 and 2011, compensation awarded to or paid to, or earned by, our Chief Executive Officer and our two other most highly compensated executive officers at December 31, 2012, or, collectively, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Kevin Cook (3)	2012	500,000		171,500	(4)	—	—	177,979	(5)	849.479
President and Chief Executive Officer	2011	405,769		—		—	555,490	220,559	(6)	1,181,818
Nick Jensen (7)	2012	294,807	(8)	—		—	—	209,893	(8)(12)	504,700
Former Chairman of the Board and Chief Executive Officer	2011	499,397	(8)	—		—	—	—		499,397
John Hanson	2012	400,000		150,000	(11)	12,600	75,000	—		637,600
Executive Vice President and Chief Financial Officer	2011	98,462		50,000		—	692,335	—		840,797
Anthony Housefather (10)	2012	252,522	(8)	62,987	(8)		50,000	7,525	(8)(9)	373,034
Executive Vice President Corporate Affairs and General Counsel

(1)	The dollar amounts in this column represent the aggregate grant date fair value calculated in accordance with FASB ACT Topic 718, for all restricted stock unit awards granted during the indicated year. The estimated fair value of restricted stock unit awards is calculated based on the market price of our common stock on the date of grant.

(2)	The dollar amounts in this column represent the aggregate grant date fair value of stock option awards granted pursuant to our equity compensation plans in the year ended December 31, 2012. These amounts have been calculated in accordance with FASB ACT Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	Mr. Cook was appointed President and Chief Executive Officer on August 9, 2012.

(4)	Includes $71,500 of a bonus paid to Mr. Cook in April 2013 for his performance in the second half of 2012.

(5)	Consists of $174,195 commissions earned in the year ended December 31, 2012 and a car allowance of $3,784 through August 9, 2012.

(6)	Consists of commissions earned in the year ended December 31, 2012.

(7)	Mr. Jensen resigned as Executive Chairman of the Board and Chief Executive Officer on August 9, 2012

(8)	Converted from Canadian dollar payments to U.S. dollars at the exchange rate in effect on the date of each payment.

(9)	Consists of a car allowance paid in 2012.

(10)	Because Mr. Housefather was not a Named Executive Officer in 2011, SEC rules do not require his compensation for that year to be reported.

(11)	Consists of a $150,000 bonus paid to Mr. Hanson in March 2013 that was earned in 2012.

(12)	Consists of $209,893 in consulting fees paid pursuant to the terms Mr. Jensen’s letter agreement.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements

We have entered into employment agreements with our Named Executive Officers, as further described below.

Kevin Cook. On December 5, 2011, we entered into an Amended and Restated Employment Agreement with Mr. Cook, or the Cook Agreement. Pursuant to the Cook Agreement, Mr. Cook was paid an annual base salary of $500,000, less applicable deductions and withholdings, and was eligible to earn target commissions of $300,000 per year based on 100% achievement of the annual target revenue objectives as set by the Board. In addition, Mr. Cook was eligible to earn a performance incentive award of up to $100,000 per year beginning in 2012 based on the level of achievement against our annual EBITDA performance objectives as set by the Board. In addition, Mr. Cook was also eligible to receive a payment of $50,000 on each of the following dates, provided that on each such date he remained employed by the Company: February 15, 2012, August 15, 2012, February 15, 2013 and August 15, 2013.

On August 9, 2012, we entered into an offer letter with Mr. Cook, or the Cook Offer Letter, which superseded the terms of the Cook Agreement. Under the terms of the Cook Offer Letter, Mr. Cook is entitled to an annual base salary of $500,000 and an annual performance-based incentive bonus of up to USD $400,000, payable at the discretion of the Board based on achievement of performance objectives as determined by the Board; provided however, that Mr. Cook’s incentive bonus target was set at $200,000 for the second half of 2012 based on corporate and individual goals approved by the Board. Furthermore, Mr. Cook is entitled to receive compensation for commissions he earned under the Company’s sales incentive plan between January 1, 2012 and June 30, 2012 at the rate of $300,000 per annum at 100% of target, as well as retention incentive compensation payments pursuant to the Cook Agreement described above, in multiple payments of $50,000 on each of August 15, 2012, February 15, 2013 and August 15, 2013, subject to his continuous service and certain corporate and individual goals set forth by the Board.

Nick Jensen. On December 30, 2010, we entered into a service agreement, or the Jensen Agreement, with Mr. Jensen, our former Chief Executive Officer, effective as of October 1, 2010. The Jensen Agreement had an initial term ending on December 31, 2012, subject to renewal. Under the terms of the Jensen Agreement, Mr. Jensen was entitled to an annual base salary of CAD $500,000 and an annual bonus of up to 100% of his base salary at the discretion of the Board.

On August 9, 2012, we entered into a letter agreement with Mr. Jensen, or the Jensen Letter Agreement, pursuant to which Mr. Jensen resigned as our Chief Executive Officer effective August 9, 2012. Mr. Jensen continued to serve as a member of our Board until February 7, 2013. The Jensen Letter Agreement also set forth Mr. Jensen’s role as a consultant to the Company for a period beginning August 9, 2012 and ending September 30, 2013. Under the terms of the Jensen Letter Agreement, Mr. Jensen is entitled to consulting fees at the rate of CAD $41,666 per month between September 2012 and December 2012 and CAD $33,333 per month between January 2013 and March 2013.

John Hanson. On September 27, 2011, we entered into an offer letter with Mr. Hanson, or the Hanson Agreement. Under the terms of the Hanson Agreement, Mr. Hanson is entitled to an annual base salary of $400,000 and an annual performance-based incentive bonus of up to 50% of his annual salary at the discretion of the Board based on achievement of performance objectives as determined by the Board and the Chief Executive Officer; provided however, that, under the terms of the Hanson Agreement and subject to his continued service, Mr. Hanson’s incentive bonus target was set at $50,000 for the year ending December 31, 2011 and a target of $150,000 for the year ending December 31, 2012.

Anthony Housefather. On October 1, 2010, we entered into an Amended and Restated Employment Agreement with Mr. Housefather, or the First Housefather Agreement. Under the terms of the First Housefather Agreement, Mr. Housefather was entitled to an annual base salary of CAD $250,000 and an annual performance-

based incentive bonus equal to $50,000 per year based on achievement of performance objectives as determined by the Board.

On November 16, 2012, we entered into an Amended and Restated Employment Agreement with Mr. Housefather, or the Housefather Agreement, which superseded the terms of the First Housefather Agreement. Under the terms of the Housefather Agreement, Mr. Housefather is entitled to an annual base salary of CAD $260,000 and an annual performance-based incentive bonus of up to 35% of his annual salary at the discretion of the Board based on achievement of performance objectives as determined by the Board and the Chief Executive Officer.

Commission Plan

In accordance with the Cook Offer Letter, Mr. Cook is eligible to earn on target commissions, which are paid quarterly based on our quarterly financial revenue achievement against our quarterly revenue plan as approved by the Board, whereby 100% achievement of revenue attainment results in aggregate commissionable earnings of $300,000 per annum, or $75,000 per quarter. Commissionable earnings are not capped and are not guaranteed. No commission is paid for performance below 70% revenue attainment for a given quarter.

Equity Awards

See “Outstanding Equity Awards at December 31, 2012” below for the terms of stock options and stock awards granted to our Named Executive Officers in 2012 and 2011.

Benefits

Our core benefits, such as our basic health benefits, 401(k) program and life insurance, are designed to provide a stable array of support to employees and their families throughout various stages of their careers, and are provided to all employees regardless of their individual performance levels. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. Other than as described in this section, we do not provide any special perquisites or health or welfare benefits to our Named Executive Officers that are not available to all of our employees.

POST-EMPLOYMENT COMPENSATION AND CHANGE OF CONTROL BENEFITS

We have entered into employment agreements with our Named Executive Officers that require us to make payments upon termination or constructive termination either before or after a change of control of the Company. These arrangements are discussed below. In general, in order to be eligible for any benefits, our executives must be terminated without “cause” or voluntarily terminate their employment for “good reason” and will be required to sign a standard release agreement releasing claims against us and agreeing to the continued applicability of confidentiality and intellectual property agreements. We have selected this trigger as we feel it is a customary term of executive employment at comparable companies in our peer group. Additionally, we have provided enhanced benefits in the event that certain of our Named Executive Officers are terminated within 12 months following a “change of control.” We believe that the enhanced benefits provided following a change of control are necessary to ensure that we can secure the service of our executives up to and through any potential change of control transaction.

Kevin Cook. In the event we terminate Mr. Cook’s employment without Cause or Mr. Cook resigns for Good Reason (as such terms are defined below), Mr. Cook will be entitled to receive (i) cash payments equal to 18 months of his then-current base salary, (ii) a cash payment equal to the annual bonus Mr. Cook would have received if he remained employed through the payment date, based on the actual achievement of the performance goals as determined by the Board and pro-rated based on the number of days Mr. Cook served as an active employee and (iii) cash payments made over time in an amount equal to the cost of continuing health insurance benefits for up to 18 months upon Mr. Cook’s timely election of COBRA continuation coverage, or, collectively, the Cook Severance Benefits. In each case, receipt of the Cook Severance Benefits by Mr. Cook is subject to (i) his continued compliance with the obligations under his Non-Disclosure, Confidentiality and Non-Solicitation Agreement, Invention and Secrecy Agreement, and Non-Competition and Non-Solicitation Agreement with the Company while receiving such Severance Benefits, (ii) the execution of a general release in favor of the Company, and (iii) his resignation from the Board of Directors if he is a member at the time of termination.

Nick Jensen. On August 9, 2012, we entered into a letter agreement with Mr. Jensen, or the Jensen Letter Agreement, pursuant to which Mr. Jensen resigned as our Chief Executive Officer effective August 9, 2012. Mr. Jensen continued to serve as a member of our Board until February 7, 2013. The Jensen Letter Agreement also set forth Mr. Jensen’s role as a consultant to the Company for a period beginning August 9, 2012 and ending September 30, 2013. Under the terms of the Jensen Letter Agreement, Mr. Jensen is entitled to consulting fees at the rate of CAD $41,666 per month between September 2012 and December 2012 and CAD $33,333 per month between January 2013 and March 2013.

John Hanson. Under the Hanson Agreement, if we terminate Mr. Hanson’s employment without Cause or Mr. Hanson resigns for Good Reason(as such terms are defined below), Mr. Hanson will be entitled to receive (i) a cash payment equal to 12 months of his then-current base salary, (ii) any guaranteed bonus amount described above or, if such termination occurs in a period for which there is no guaranteed bonus, his target bonus for such period, and (iii) cash payments made over time in an amount equal to the cost of continuing health insurance benefits for up to 12 months upon Mr. Hanson’s timely election of COBRA continuation coverage (collectively, the “Hanson Severance Benefits”). In each case, receipt of the Severance Benefits by Mr. Hanson is subject to (x) his continued compliance with the obligations under his proprietary information and invention agreement with us while receiving such Hanson Severance Benefits, (y) the execution of a general release in our favor, and (z) his resignation from the Board if he is a member at the time of termination. If we terminate Mr. Hanson’s employment without Cause or Mr. Hanson resigns for Good Reason within 12 months of a Change of Control (as defined in the Hanson Agreement), Mr. Hanson will receive full vesting of his compensatory stock grants, including any outstanding stock option and restricted stock unit grants, on the effective date of such termination in addition to the Hanson Severance Benefits described above.

Anthony Housefather. In the event we terminate Mr. Housefather’s employment without Cause or Mr. Housefather resigns for Good Reason (as such terms are defined below), Mr. Housefather will be entitled to receive (i) cash payments equal to 15 months of his then-current base salary, (ii) a cash payment equal to the annual bonus Mr. Housefather would have received if he remained employed through the payment date, based on the actual achievement of the performance goals as determined by the Board and pro-rated based on the number of days Mr. Housefather served as an active employee (iii) cash payments made over time in an amount equal to the cost of continuing health insurance benefits from the date of his separation from service, until the earliest of (i) 15 months following Mr. Housefather’s separation of service or (ii) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment (collectively, the “Housefather Severance Benefits”). In each case, receipt of the Housefather Severance Benefits by Mr. Housefather is subject to (i) his continued compliance with the obligations under his Non-Disclosure, Confidentiality and Non-Solicitation Agreement, Invention and Secrecy Agreement, and Non-Competition and Non-Solicitation Agreement with the Company while receiving such Housefather Severance Benefits, (ii) the execution of a general release in favor of the Company, and (iii) his resignation from the Board if he is a member at the time of termination. If we terminate Mr. Housefather’s employment without Cause or Mr. Housefather resigns for Good Reason within 12 months of a Change of Control (as defined in the Housefather Agreement), Mr. Housefather will receive full vesting of his compensatory stock grants, including any outstanding stock option and restricted stock unit grants, on the effective date of such termination in addition to the Housefather Severance Benefits described above

In general, under the Hanson Agreement, Cook Agreement and Housefather Agreement, (1) “Cause” is defined as one or more of the following events: (i) executive’s conviction of a felony, (ii) executive’s commission of any act of fraud with respect to the Company, (iii) any intentional misconduct by executive that has a materially adverse effect upon our business that is not cured by executive within 30 days of a written notice, (iv) a breach by executive of any of executive’s fiduciary obligations as an officer that has a materially adverse effect upon our business that is not cured by executive within 30 days of a written notice, or (v) executive’s willful misconduct or gross negligence in performance of his duties, including executive’s refusal to comply in any material respect with the legal directives of such executive’s superior so long as such directives are not inconsistent with executive’s position or duties, that are not cured by executive within 30 days of a written notice; (2) “Good Reason” is defined as any one of the following events, which occurs without the executive’s consent: (i) material reduction of the executive’s then current base compensation, (ii) any material diminution of the executive’s duties, responsibilities or authority (excluding certain specific situations), or (iii) any requirement that the executive relocate to a work site more than 25 miles from our current location (or, in the case of the Housefather Agreement, any requirement that the Executive’s one-way commute increase by more than 50 miles); and (3) “Change of Control” is defined as any of the following: (i) a sale or other disposition of all or substantially all of our assets, (ii) a merger or other reorganization, in which our stockholders immediately prior to such transaction own less than 50% of the voting power of the surviving corporation, or (iii) any transaction or series of transactions, in which in excess of 50% of our voting power is transferred.

Each of the Hanson Agreement and Cook Agreement provides that, in the event that any benefits provided in connection with a change of control (or a related termination of employment) would be (i) considered a “parachute payment” within the meaning of Section 280G of the Code or (ii) subject to the excise tax imposed by Section 4999 of the Code, the executive officer will receive the greater, on an after-tax basis (taking account of all federal, state and local taxes and excise taxes), of the largest portion of such benefits that results in the executive’s receipt of the greatest economic benefit (notwithstanding that all or some portion of the benefits may be subject to the excise tax) or such lesser amount of benefits as would result in no portion of the benefits being subject to the excise tax.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012

The following table shows certain information regarding outstanding equity awards at December 31, 2012 for the Named Executive Officers. Mr. Jensen had no equity awards as of December 31, 2012.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (4)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mr. Hanson	21,875	48,125(3) 15,000(1)(5)	12.95 3.15	9/27/2021 8/9/2022
					4,000(1)(6)	12,600
Mr. Cook	10,800 1,575 8,137 5,500 17,501	0 275(7) 4,463(8) 6,500(9) 52,499(10)	31.00 31.00 31.00 23.95 5.90	10/1/2018 6/12/2019 5/1/2020 2/24/2021 12/16/2021
Mr. Housefather	10,332(11)	0	$5.00	1/1/2014
	3,600(11)	0	$31.00	6/22/2014
	465(11)	255(12)	$31.00	5/11/2020
	2,292	2,708(13)	$23.95	2/24/2021
	0	10,000(14)	$3.15	8/09/2022

(1)	The dollar amounts in this column represent the aggregate grant date fair value of all restricted stock unit awards granted that have not vested. The estimated fair value of restricted stock unit awards is calculated based on the market price of our common stock as of December 31, 2012, which was $1.36.

(2)	The number of shares reflects a 5-for-1 Reverse Stock Split of the Company’s issued and outstanding common stock, $0.001 par value per share, effective September 15, 2012.

(3)	25% of the option shares shall vest on the first anniversary of the vesting commencement date or September 27, 2012. The remaining balance of the option shares shall vest in a series of equal consecutive monthly installments over the 36-month period thereafter until all of the option shares shall become fully vested and exercisable.

(4)	This price reflects a 5-for-1 Reverse Stock Split of the Company’s issued and outstanding common stock, $0.001 par value per share, effective September 15, 2012.

(5)	25% of the option shares shall vest on the first anniversary of August 9, 2012 and the balance of the option shares shall vest in 36 equal consecutive monthly installments thereafter until fully-vested

(6)	50% of the Restricted Stock Units will vest in full on the first anniversary of August 9, 2012, and the remaining 50% will vest in full at the two year anniversary of August 9, 2012.

(7)	25% of the shares underlying such option shall vest on the first anniversary of June 12, 2010 and the balance of the shares shall vest in 36 equal consecutive monthly installments thereafter until fully-vested.

(8)	25% of the shares underlying such option shall vest on the first anniversary of May 1, 2011 and the balance of the shares shall vest in 36 equal consecutive monthly installments thereafter until fully-vested.

(9)	The shares underlying such option shall vest in a series of 48 successive equal monthly installments upon the individual’s completion of each additional month of service over the four-year period measured from February 24, 2011.

(10)	25% of the shares underlying such option shall vest on the first anniversary of December 16, 2011 and the balance of the shares shall vest in 36 equal consecutive monthly installments thereafter until fully-vested.

(11)	Pursuant to the terms of that certain Acquisition Agreement executed by and between Dialogic Corporation, a British Colombia corporation, and the Issuer dated May 12, 2010 (the “Agreement”), the option to purchase common shares of Dialogic Corporation held by the reporting person were exchanged for an option to purchase the number of shares of common stock of the Issuer equal to the product of (1) the number of Dialogic Corporation common shares that were issuable upon exercise of the option immediately prior to the closing of the transactions contemplated by the Agreement on October 1, 2010, multiplied by (2) 0.9.

(12)	25% of the option shares shall vest on the first anniversary of the May 11, 2010 and the balance of the option shares shall vest in 36 equal consecutive monthly installments thereafter until fully-vested.

(13)	The shares underlying such option shall vest in a series of 48 successive equal monthly installments upon the individual’s completion of each additional month of service over the four-year period measured from February 24, 2011.

(14)	25% of the option shares shall vest on the first anniversary of August 9, 2012 and the balance of the option shares shall vest in 36 equal consecutive monthly installments thereafter until fully-vested.

DIRECTOR COMPENSATION

BOARD AND COMMITTEE FEES AND AWARDS

From January 1, 2012 and until July 1, 2012, we provided the following cash compensation to each independent, non-employee director who is not employed by or affiliated with a stockholder or an affiliate of a stockholder that can exercise voting power over two percent or more of our common stock:

•	an annual retainer of $40,000;

•	the lead independent director received an additional annual retainer of $30,000;

•	the chairman of each of the Audit Committee, Compensation Committee and Nominating Committee also received an annual retainer of $20,000, $15,000 and $15,000, respectively; and

•	each non-chair committee member of the Audit Committee, Compensation Committee and Nominating Committee also received an annual retainer of $7,500 per year.

In May 2012, the Board approved the following changes to the director cash compensation arrangements for each independent, non-employee director who is not employed by or affiliated with a stockholder or an affiliate of a stockholder that can exercise voting power over two percent or more of our common stock, to be effective beginning July 1, 2012:

•	an annual retainer of $60,000;

•	the chairman of each committee of the Board would also receive an annual retainer of $30,000; and

•	each non-chair committee member of each of the committees of the Board would also receive an annual retainer of $10,000.

In addition in August 2012 the Board agreed to further amend the director cash compensation arrangements so that the Chairman of the Board was paid an additional annual retainer of $35,000.

In addition, we reimburse all of our directors for all reasonable expenses incurred in attending meetings of the Board and its committees.

The annual retainer and fees under the applicable director compensation structure are paid quarterly, in arrears, and pro-rated for any partial quarters of service.

We grant restricted stock units to eligible directors. In 2012, each new eligible director was eligible to receive, at the time of his or her initial election or appointment to the Board, a restricted stock unit award covering a number of shares having, on the date of grant, a fair market value equal to $180,000, and vesting over three years. Subject to Board approval, on the date of each annual meeting of stockholders, each continuing eligible director was eligible to receive a restricted stock unit award covering a number of shares having, on the date of grant, a fair market value equal to $90,000, and vesting over one year.

In March 2013, the Board approved the following changes to the compensation for eligible directors (defined as a member of the Board who does not beneficially own 2% or more of our common stock, and who is not, and has not been in the previous 12 months, an employee of the Company or any of its affiliates) effective for cash compensation for service on or after April 1, 2013 and for equity compensation for service on or after July 1, 2013:

•	an annual retainer of $40,000;

•	the chairman of the Board receives an additional annual retainer of $30,000;

•	the chairman of each of the Audit Committee, Compensation Committee and Nominating Committee also receive an annual retainer of $20,000, $15,000 and $15,000, respectively; and

•	each non-chair committee member of the Audit Committee, Compensation Committee and Nominating Committee also received an annual retainer of $7,500 per year.

•

each new director will receive, at the time of his or her initial election or appointment to the Board, restricted stock units award for a number of shares equal to (i) $45,000 divided by (ii) the Fair Market Value (as defined in the Plan) of a share of our common stock on the date of grant, and vesting over three years.

•

In May 2014 and thereafter in May of each calendar year, each continuing director will be granted restricted stock units for a number of shares equal to (i) $45,000 divided by (ii) the Fair Market Value ( as defined in the Plan) of a share of our common stock, vesting over one year.

CONSULTING ARRANGEMENTS

Prior to the Business Combination, Dialogic Corporation entered into a consulting arrangement with Mr. Joannou pursuant to which he provided consulting services to the senior management team. Pursuant to the consulting arrangement, Mr. Joannou was entitled to receive $7,500 per day for his consulting services. Mr. Joannou’s consulting agreement with Dialogic Corporation also included specific confidentiality, intellectual property ownership, non-compete and non-solicitation provisions. Mr. Joannou received no consulting fees pursuant to this arrangement during 2011. The consulting arrangement was terminated on May 1, 2012, effective as of October 2010.

Under the Jensen Letter Agreement, Mr. Jensen continued to serve as a member of the Company’s Board until his resignation in February 2013. The Jensen Letter Agreement also set forth Mr. Jensen’s ongoing role as a consultant to the Company for a period beginning August 9, 2012 and ending September 30, 2013. Under the terms of the Jensen Letter Agreement, Mr. Jensen was entitled to consulting fees at the rate of CAD $41,666 per month between September 2012 and December 2012 and CAD $33,333 per month between January 2013 and March 2013.

DIRECTOR COMPENSATION TABLE FOR FISCAL 2012(1)

The following table shows for the fiscal year ended December 31, 2012 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Nick DeRoma	15,416	15,182	30,599
Dion Joannou	41,240	16,190	57,340
Patrick Jones	6,666	7,802	14,468
Richard Piasentin	4,375	5,277	9,652
W. Michael West	53,541	16,190	69,731

(1)	Mr. Cook, our Chief Executive Officer, is not separately compensated for his service as a member of the Board. Mr. Jensen, our former President and Chief Executive Officer, similarly was not separately compensated for his service as a member of the Board prior to his resignations from the Board in March 2013. Due to their relationships with certain of our principal stockholders, Messrs. Chan, Guira, Konnerup and Ben-Gacem, former members of our Board, and Mr. Vig were not or are not, as applicable, entitled to compensation for their Board and committee service.

(2)	Consists of fees earned for Board and committee meeting attendance as described above.

(3)	The dollar amounts in this column represent the aggregate grant date fair value of restricted stock units granted pursuant to our equity compensation plans in the year ended December 31, 2012. These amounts have been calculated in accordance with FASB ASC Topic 718. We measure the grant date fair value of stock awards using the closing price of our common stock on the grant date.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

Pursuant to our written Code of Conduct and Ethics, our executive officers and directors (or immediate family members or affiliates of our executive officers and directors) are not permitted to enter into any transactions with our company without the approval of either our Audit Committee, pursuant to the provisions set forth in the Audit Committee charter, or the Board. In approving or rejecting such proposed transactions, the Audit Committee or Board, as applicable, shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee or Board, as applicable, including but not limited to the risks, costs and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee and/or Board shall approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee or Board determines in the good faith exercise of its discretion. We have designated a compliance officer to generally oversee compliance with our Code of Conduct and Ethics.

The employment agreements with our current executive officers and the indemnification agreements with our executive officers and directors, each as described below, were approved in advance by the Board in accordance with the Code of Conduct and Ethics. All of the other transactions described below were entered into prior to the adoption of our Code of Conduct and Ethics or were entered into by Dialogic Corporation prior to the Business Combination and were updated as part of the Business Combination. Each of the transactions described below was approved by the Board.

CERTAIN RELATED-PERSON TRANSACTIONS

Employment Agreements

We have entered into employment and other agreements with our current and former executive officers, as further described in the section entitled “Executive Compensation—Narrative to Summary Compensation Table—Employment Agreements” and “Executive Compensation—Post-Employment Compensation and Change of Control Benefits.”

Stock Option and Stock Award Grants to Executive Officers and Directors

We have granted stock options and/or stock awards to our executive officers and non-employee directors. See “Executive Compensation” and “Director Compensation.”

Indemnity Agreements with Executive Officers and Directors

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Agreements with Tennenbaum Capital Partners

In connection with the Business Combination, on October 1, 2010, Dialogic Corporation entered into the Term Loan Agreement with Obsidian, LLC, as agent, and the Term Lenders, as lenders.

On March 22, 2012, we entered into a third amended and restated Term Loan Agreement with the Term Lenders, which among other things lowered stated interest rate to 10% from 15%, extended the maturity date to March 31, 2015 and established new covenants. Tennenbaum, a private equity firm, manages the funds of the Term Lenders. Tennenbaum also owned approximately 46% of our common stock as of December 31, 2012. Mr. Vig, a Managing Partner for TCP, currently serves as a member of our Board. Mr. Chan, a Principal for TCP, served as a member of our Board from April 2012 to June 2012. In connection with entering into the third amended and restated Term Loan Amendment, we issued to the Term Lenders warrants to purchase 3.6 million shares of common stock with an exercise price of $5.00 per share.

On April 11, 2012, we entered into a First Amendment to the Term Loan Agreement (the “First Amendment”). Pursuant to the First Amendment, the Term Loan Agreement was amended to permit the cancellation of $33.0 million of outstanding debt under the Term Loan Agreement in exchange for the Notes, and a share of our Series D-1 Preferred Stock, subject to payment of a prepayment premium of $1.5 million. The Term Loan Agreement was also amended to permit us to issue the remaining Notes sold in the Private Placement. On August 8, 2012, the Notes were converted into common stock.

On November 6, 2012, we entered into a Second Amendment to the Term Loan Agreement (the “Second Amendment”). Pursuant to the Second Amendment, the financial covenants in the Term Loan Agreement, including the minimum EBITDA and the minimum liquidity covenants, were amended to postpone the application of the financial covenants. Previously the financial covenants would have commenced in the fiscal quarter ending March 31, 2013 and under the terms of the Second Amendment they will commence in the fiscal quarter ending June 30, 2013.

On February 7, 2013, we entered into a Third Amendment to the Term Loan Agreement. Pursuant to the Third Amendment, the Term Lenders agreed to provide for additional borrowing of up to $4.0 million under the Term Loan Agreement. In consideration of this additional borrowing, we agreed to issue an amount of common stock to the Term Lenders equal to the market value of 10.0% of the outstanding shares of our common stock based on the closing price of our common stock immediately prior to such issuance pursuant to a Subscription Agreement, further described below. Further, the minimum EBITDA financial covenant was amended and its application was postponed until the fiscal quarter ending March 31, 2014 and the other financial covenants, including the minimum liquidity covenant, are no longer applicable under the Term Loan Agreement. Additionally, the definition of Maturity Date in the Term Loan Agreement was also amended to provide that it shall be extended to March 31, 2016 upon the earlier to occur of (i) the receipt by the Company of Net Equity Proceeds (as defined in the Term Loan Agreement) in an aggregate amount of at least $5.0 million or (ii) a Change in Control (as defined in the Term Loan Agreement).

A closing fee in the amount of $0.3 million was added to principal amount of Term Loans in consideration for (i) the third quarter cash interest of $0.8 million converted into paid in kind (“PIK”) and $0.5 million of loans funded by the Term Lenders on December 28, 2012.

In connection with the Third Amendment, we entered into a Subscription Agreement with the Term Lenders dated February 7, 2013 (the “Subscription Agreement”) whereby we agreed to issue to the Term Lenders an amount of common stock equal to the market value of 10.0% of the outstanding shares of our common stock based on the closing bid price immediately prior to such issuance, as set out in the Subscription Agreement. On February 7, 2013, a total of 1,442,172 shares of common stock were issued to the Term Lenders under the terms of the Subscription Agreement.

We and the Term Loan Lenders also entered into a Registration Rights Agreement with the Term Loan Lenders dated February 7, 2013 (the “Rights Agreement”) pursuant to which we agreed to file one or more registration statements registering for resale the shares of common stock issued under the Subscription Agreement within 90 days of such issuance.

As of December 31, 2012, our long-term debt under the Term Loan Agreement was $66.5 million, net of discount. As of April 14, 2013, our long-term debt balance under the Term Loan Agreement was $68.7 million, net of discount. For the years ended December 31, 2012 and 2011, we recorded interest expense of $9.3 million and $15.7 million, respectively, related to the Term Loan Agreement of which $4.3 million and zero, respectively, related to accrued PIK interest; and $0.9 million and $2.4 million, respectively, related to amortization charges for deferred debt issuance costs and accretion of debt discount. During the year ended December 31, 2012, we paid $4.5 million to service the interest payments on the Term Loan. For interest incurred during the three months ended September 30, 2012 and three months ended December 31, 2012, we were permitted, based on agreements with the Term Lender dated October 1, 2012 and December 28, 2012, respectively, to pay the cash interest due as PIK.

Stockholder Loans

Prior to the Business Combination, Dialogic Corporation entered into certain long-term loan agreements certain members of its board of directors and officers. These loans remain outstanding following consummation of the Business Combination. At each of December 31, 2011 and 2010, we had $4.8 million and $3.0 million, respectively, in long-term debt payable to certain of our stockholders, or the Related Party Lenders, including entities affiliated with Mr. Jensen, our Chief Executive Officer, Mr. Vig, a member of our Board, and Messrs. Ben-Gacem, Chan, Guira and Konnerup, former members of our Board, bearing interest at an annual rate of 20% compounded monthly in form of a payment-in-kind and repayable six months from the maturity date of the Term Loan Agreement, which, as of December 31, 2011, would have been in March 2014, and under the third amended and restated Term Loan Agreement, as discussed below, would be in September 2015. As of April 11, 2012, we had $5.1 million (including accrued interest) in long-term debt payable to such stockholders. During the years ended December 31, 2011 and 2010, we recorded interest expense of $0.9 million and $0.7 million, respectively, related to these stockholder loans. We did not repay any principal to such stockholders in the years ended December 31, 2011 and 2010. There are no covenants or cross default provisions associated with these loans. In the event that we consummate an equity financing before the loans are repaid, such stockholders may, at their option, convert the entire loan amount, including accrued payment in kind interest payable, into equity at the same rate and terms agreed to with other investors. This option will apply solely to the first equity financing event consummated after October 1, 2010. On April 11, 2012, the stockholder loans were exchanged for Notes, and on August 8, 2012, the Notes were converted into common stock.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table represents aggregate fees paid or payable to KPMG LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2012 and 2011.

	Fiscal Year Ended (in thousands)
	2012	2011
Audit Fees	$1,355	$1,938
Audit-related Fees	30	—
Tax Fees	346	433
All Other Fees	151	—

Total Fees	$1,882	$2,371

Audit Fees. Consists of fees billed for professional services rendered for the audit of our financial statements and the review of interim financial statements and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. During the fiscal year ended December 31, 2012, the Company engaged KPMG LLP to provide advisory services related to troubled debt restructuring. During fiscal year December 31, 2011, no audit related fees were billed by KPMG LLP.

Tax Fees. Consists of fees billed for professional services related to tax compliance, tax planning and tax advice.

All Other Fees. Consists of third party legal fees connected to requests for KPMG work papers.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of our 2012 financial statements, we entered into an engagement agreement with KPMG LLP, which sets forth the terms by which KPMG LLP will perform audit and interim services for us. That agreement is subject to alternative dispute resolution procedures.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy to approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services; provided, however, that the Audit Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that (a) such policies and procedures are detailed as to the particular service and do not include delegation of the Audit Committee responsibilities to management, and (b) at its next scheduled meeting, the Audit Committee is informed as to each such service for which the independent registered public accounting firm is engaged pursuant to such policies and procedures. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, provided that the Audit Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (a) and (b) above.

The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Dialogic stockholders will be “householding” our Annual Meeting materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Dialogic. Direct your written request to Dialogic’s Corporate

Secretary at 1504 McCarthy Boulevard, Milpitas, California 95035, or by telephone at (408) 750-9400. If you revoke your consent, we will promptly deliver to you a separate copy of the Annual Meeting materials. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Anthony Housefather

Corporate Secretary

April      , 2013

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2012 is available without charge upon written request to: Corporate Secretary, Dialogic Inc., 1504 McCarthy Boulevard, Milpitas, California 95035.

Appendix A

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of February 7, 2013 (this “Agreement”), by and among Dialogic Inc., a Delaware corporation with offices located at 1504 McCarthy Boulevard Milpitas, California 95035-7405 (the “Company”) and the purchasers identified on the Schedule of Purchasers attached hereto (each, a “Purchaser” and, together, the “Purchasers”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Company is a borrower under that certain third amended and restated credit agreement (the “Existing Credit Agreement”) dated as of March 22, 2012 by and among Dialogic Corporation, a British Columbia corporation (the “Borrower”), the Company as the parent of the Borrower, the Purchasers as lenders party thereto, and Obsidian, LLC in its capacities as administrative agent and collateral agent, pursuant to which the Company has $68,664,795.54 in outstanding obligations (the “Loans”) owed to the Purchasers.

C. To induce the Purchasers to enter into the Third Amendment to the Third Amended and Restated Credit Agreement, in the form attached hereto as Exhibit A (the Existing Credit Agreement as so amended, the “Credit Agreement”, and together with any other loan and/or security documents referenced therein, the “Credit Documents”), the Company has agreed to issue the Securities described below to the Purchasers as consideration for entering into the Third Amendment to the Third Amended and Restated Credit Agreement.

D. Each Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers (which aggregate number of shares of Common Stock for all Purchasers shall equal to ten (10%) percent of the Company’s issued and outstanding shares of Common Stock as of the date hereof) (the “Securities”) and the Securities shall be deemed to be issued at a per share purchase price equal to the last closing bid price of the Common Stock immediately prior to the execution of this Agreement.

E. At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the securities of the Company held by the Purchasers under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act. Without limiting the foregoing with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Eligible Market” means any of The New York Stock Exchange, The NYSE Amex, The NASDAQ Global Select Market, The NASDAQ Capital Market or the Trading Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Trading Market).

“Knowledge” shall mean the actual knowledge of the Company’s and/or its Subsidiaries’, as applicable, executive officers.

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened in writing.

“Registrable Securities” means all the Securities and any securities issued or issuable in exchange for or in respect of such securities, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“SEC Reports” shall mean all reports, schedules, forms, applications and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials).

“Senior Facility” means the credit facility established pursuant to the Credit Documents and the credit facility established pursuant to a certain Credit Agreement dated as of March 5, 2008, as amended, among Dialogic Corporation, Dialogic Inc., Wells Fargo Foothill Canada ULC, as administrative agent, and the lenders from time to time party thereto, or any replacement facilities reasonably acceptable to holders of at least a majority of the aggregate amount of Registrable Securities.

“Subsidiary” shall mean any Person which the Company controls directly or indirectly by ownership of more than 50% of the outstanding voting equity.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

“Trading Market” means The NASDAQ Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, at the Closing, the Securities set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers.

2.2 Closing. The purchase and sale of the Securities pursuant to the terms of this Agreement (the “Closing”) shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, at 10:00 A.M. (New York City time) on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (the “Closing Date”).

2.3 Purchase Price. The Securities to be issued to such Purchaser at the Closing shall be issued as consideration for the Purchasers entering into the Third Amendment to the Third Amended and Restated Credit Agreement and shall be deemed to be issued at a per share purchase equal to the last closing bid price of the Common Stock immediately prior the execution of this Agreement.

2.4 Delivery of the Securities. On the Closing Date, the Company shall deliver to each Purchaser the Securities (allocated in the number as such Purchaser shall request) which such Purchaser is acquiring hereunder, duly executed on behalf of the Company and registered in the name of such Purchaser or its designee.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to each of the Purchasers, except as set forth in the Schedules delivered herewith:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals, the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its board of directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Subsidiary is subject (including, without limitation, foreign, federal and state securities laws and regulations (assuming the correctness of the representations and warranties made by the Purchasers herein), and the rules and regulations of the Trading Market), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D and state and applicable Blue Sky filings, the filing of any requisite notices and/or applications(s) to the Trading Market for the issuance and sale of the Securities, and the listing of the Securities for trading or quotation, as the case may be, thereon (collectively, the “Required Approvals”). All Required Approvals have been obtained or effected on or prior to the Closing Date, and neither the Company nor any Subsidiary are aware of any facts or circumstances which might prevent the Company or any Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(d) Issuance of the Securities. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock (as set forth in the applicable charter documents). Subject to the accuracy of the representations and warranties of the Purchasers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(e) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company has been set forth in the SEC Reports and has changed since the date set forth in such SEC Reports only to reflect stock option exercises and grants and warrant exercises that have not, individually or in the aggregate, had a material effect on the issued and outstanding capital stock, options and other securities and have not been required to be reported by the Company under the Exchange Act. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(g) Private Placement; No Integrated Offering; No General Solicitation. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2(c)-(g) and that the Required Approvals have been obtained, (i) no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, the Subsidiaries, any of their respective affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise. None of the Company, the Subsidiaries, their respective affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company. Neither the Company, the Subsidiaries nor their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(h) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any Subsidiary.

(i) Registration Eligibility. The Company is eligible to register the Registrable Securities for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

(j) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(k) Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents (to the extent an entity), or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which such Purchaser is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (i) or (ii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations thereunder.

(c) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(e) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement.

(g) Access to Data. Such Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Purchasers to rely thereon. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h) Transfer or Resale. Such Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Reliance on Exemptions. Such Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(j) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k) Residency. Such Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the applicable signature page attached hereto.

The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby or by any other Transaction Document other than those specifically set forth in Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Register; Pledge.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record the name and address of the Person in whose name the Securities have been issued (including the name and address of each transferee). The Company shall keep the register open and available at all times during business hours for inspection of any Purchaser or its legal representatives.

(b) Pledge. The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

4.3 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or, except with the prior written consent of holders of at least a majority of the aggregate amount of Registrable Securities issued hereunder, that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Reservation and Listing of Securities. The Company shall, as applicable (i) prepare and timely file with each Trading Market an additional shares listing application covering all of the Securities, (ii) use reasonable best efforts to cause such Securities to be approved for listing on each Trading Market as soon as practicable thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) use reasonable best efforts to maintain the listing of such Common Stock on each such Trading Market or another Eligible Market.

4.5 Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchasers. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Purchasers.

4.6 Shareholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” or any similar term under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.7 Indemnification.

(a) In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee to the proportional extent it is incurred as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law based on the proportional extent the Indemnified Liabilities are incurred as a result of, or arise out of, or relate to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby and / or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.

(b) Promptly after receipt by an Indemnitee under this Section 4.7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority of the Securities issued and issuable hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 4.6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

4.8 Waiver. Solely with respect to the transactions contemplated hereby, the Purchasers hereby waive any and all rights of the Threshold Purchaser (as defined in that certain Securities Purchase Agreement dated April 11, 2012, by and among the Company, the Purchasers and the other parties thereto) under Section 4.8 of such Securities Purchase Agreement, including but not limited to any notice requirements in Section 4.8(a)(i) thereof. For the avoidance of doubt, such waiver does not apply to any other transactions.

ARTICLE V.

CLOSING DELIVERABLES

5.1 Closing Deliverables of the Company. At the Closing, the Company shall deliver to each Purchaser the following:

(a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent such representations and warranties are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If the Closing Date is not on the date hereof, such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser in the form attached hereto as Exhibit C.

(b) Transaction Documents. The Company shall have duly executed and delivered to such Purchaser (A) each of the Transaction Documents to which it is a party and (B) such Securities set forth opposite such Purchaser’s name in column (3) on the Schedule of Purchasers).

(c) Legal Opinion. Such Purchaser shall have received the opinion of Cooley LLP, the Company’s outside counsel, dated as of the Closing Date, in form and substance satisfactory to the Purchasers.

ARTICLE VI.

MISCELLANEOUS

6.1 Cash Payments. The parties hereto acknowledge and agree, notwithstanding anything to the contrary contained in the Transaction Documents, that any cash payments required to be made by the Company or a Subsidiary in any of the Transaction Documents while the Senior Facility is outstanding shall only be made if allowed under the Senior Facility or with the prior written consent of the lenders thereunder.

6.2 Fees and Expenses. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

6.3 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Purchasers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate amount of Registrable Securities issued hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 6.3 shall be binding on all Purchasers and holders of Securities. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement or any other Transaction Document shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:	Dialogic Inc. 9800 Cavendish Blvd., Suite 500, Montreal, Quebec, Canada H4M 2V9 Telephone: (514) 832-3577 Facsimile: (514) 745-0055 Attention: Anthony Housefather, EVP and General Counsel

With a copy to:	Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 Telephone: (650)843-5000 Facsimile: 650/849-7400 Attention: Jim Fulton

If to the Transfer Agent	Computershare 520 Pike Street Suite 1220 Seattle WA 98101 Telephone: (206) 674-3050 Facsimile: (206) 674-3059 Attention: Lisa Porter, Relationship Manager

If to a Purchaser:	To its address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers.

With a copy (for information purposes only) to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10028 Telephone: (212) 756-2000 Facsimile: (212) 593-5955 Attention: Eleazer N. Klein

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Trading Days’ prior notice to the other party in accordance with this Section 6.4.

6.5 Waivers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers.” Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.6 and may enforce the provisions of such Sections directly against the parties with obligations thereunder.

6.9 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement). Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

6.12 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Company therefore agrees that the Purchasers shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Subsidiary by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.18 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

DIALOGIC INC.

By:	/s/ Anthony Housefather
	Name:	Anthony Housefather
	Title:	EVP, Corporate Affairs and General Counsel

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SPECIAL VALUE EXPANSION FUND, LLC

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig
	Name:	Rajneesh Vig
	Title:	Partner

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig
	Name:	Rajneesh Vig
	Title:	Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Rajneesh Vig
	Name:	Rajneesh Vig
	Title:	Partner

SCHEDULE OF PURCHASERS

(1)	(2)	(3)	(4)
Purchaser	Address and Facsimile Number	Number of Securities	Legal Representative’s Address and Facsimile Number

Special Value Expansion Fund, LLC	2951 28th Street, Suite 1000 Santa Monica, CA 90405 Attention: Raj Vig and General Counsel Email: raj.vig@tennenbaumcapital.com	199,707	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone:(212) 756-2000

Special Value Opportunities Fund, LLC	2951 28th Street, Suite 1000 Santa Monica, CA 90405 Attention: Raj Vig and General Counsel Email: raj.vig@tennenbaumcapital.com	473,306	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone:(212) 756-2000

Tennenbaum Opportunities Partners V, LP	2951 28th Street, Suite 1000 Santa Monica, CA 90405 Attention: Raj Vig and General Counsel Email: raj.vig@tennenbaumcapital.com	769,158	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone:(212) 756-2000

DIALOGIC INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2013.
Vote by Internet
• Go to www.envisionreports.com/DLGC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and every 3 Years for Proposal 5.						+
1. ELECTION OF DIRECTORS	For	Withhold		For	Withhold
Nominees: 01 - Kevin Cook	☐	☐	02 - Giovani Richard Piasentin	☐	☐

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain

2. Proposal to approve the issuance of the shares of the Company’s common stock issued pursuant to a certain subscription agreement entered into by and among the Company and certain investors on February 7, 2013, as described in the accompanying proxy statement.

	☐	☐	☐	5. Proposal to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

3. Proposal to approve a proposed stock option exchange program that will permit eligible employees, officers and directors to surrender certain outstanding stock options for cancellation in exchange for new stock awards, as described in the accompanying proxy statement.

	☐	☐	☐
4. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement.	☐	☐	☐

 B  Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1UPX	+

01MWYC

Attention Internet Users!

You can now access your stockholder information on the following secure Internet site: www.computershare.com/investor

Step 1: Register (1st time users only) Click on “Create Login” in the blue box and follow the instructions.	Step 3: View your account details and perform multiple transactions, such as:
	• View account balances	• Change your address
	• View transaction history	• View electronic stockholder communications
Step 2: Log In (Returning users)	• View payment history	• Buy and sell shares
Enter your User ID and Password and click the Login button.	• View stock quotes	• Check replacements

If you are not an Internet user, and wish to contact Dialogic Inc., you may use one of the following methods:

Call: 1-800-853-4959 or Write: Dialogic Inc., c/o Computershare, P.O. Box 43006, Providence, RI 02940

Important notice regarding the Internet availability of proxy materials for the Dialogic Inc. Annual Meeting of Stockholders.

The Proxy Statement and the 2012 Annual Report to Stockholders are available at:

http://www.envisionreports.com/DLGC

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

Proxy — DIALOGIC INC.

2013 Annual Meeting of Stockholders - May 29, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2013 Annual Meeting of Stockholders of Dialogic Inc. and the accompanying proxy statement, and hereby appoints John Hanson, Anthony Housefather and Charles Malone, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Dialogic Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Stockholders of Dialogic Inc. to be held May 29, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, AND “FOR” ITEMS 2, 3, 4 AND EVERY “3 YEARS” FOR ITEM 5. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THE PERSONS NAMED ON THIS PROXY WILL VOTE THOSE MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

(Continued and to be marked, dated and signed, on the other side)